UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 5, 2003

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	0-4804	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452
Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (763) 540-1200

Item 5.        Other Events.

                                On February 5, 2003, Tennant Company issued the press release that is attached hereto as Exhibit 99 and incorporated herein by reference.  The press release announces the Company’s intention to revise the financial statements for 1998 through 2002 to defer a portion of revenues and earnings related to sales of equipment to its third party lessor from 1998 through 2002 into 2003, 2004 and 2005.  The financial statements contained in the press release do not give effect to these revisions.

Item 7.        Financial Statements and Exhibits.

(c)	Exhibits

99	Press Release dated February 5, 2003

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY

Date: February 10, 2003	/s/	Eric A. Blanchard
Eric A. Blanchard
Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99	Press Release dated February 5, 2003	Filed Electronically